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Exhibit 99.1

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FOR IMMEDIATE RELEASE	CONTACT: Timothy W. Henry Telephone: (704) 344.8150 Email: Thenry@fairpoint.com

FAIRPOINT ANNOUNCES FIRST QUARTER
OPERATING RESULTS AND DIVESTITURE OF SOUTH DAKOTA RURAL LOCAL
EXCHANGE COMPANIES

        CHARLOTTE, N.C. (May 12, 2003)—FairPoint Communications, Inc. ("FairPoint") today announced its first-quarter financial results. Also, today FairPoint announced it had executed a definitive stock purchase agreement to divest its South Dakota rural local exchange companies (RLECs). The announcement comes three weeks after FairPoint announced the execution of an asset purchase agreement for a Maine RLEC.

        Highlights of FairPoint's financial results from continuing operations for the quarter ended March 31, 2003, compared with a year ago, include:

  •
  Consolidated revenues decreased 2.2 percent to $57.1 million.

  •
  RLEC revenues increased 1.3 percent to $55.7 million.

  •
  Adjusted consolidated 2003 earnings before interest, taxes, depreciation and amortization (EBITDA) decreased 2.9 percent to $33.8 million.

  •
  Adjusted RLEC EBITDA decreased 1.9 percent to $33.6 million.

  •
  Access line equivalents (voice plus DSL) increased 0.7 percent from the previous quarter.

Results for the first-quarter ended March 31, 2003

        FairPoint reported first-quarter consolidated revenues from continuing operations of $57.1 million, a 2.2 percent decrease compared to $58.4 million for the three months ended March 31, 2002. The RLEC companies reported revenues of $55.7 million, an increase of 1.3 percent compared to $55.0 million for the same period in 2002. FairPoint's wholesale long distance subsidiary, FairPoint Carrier Services, Inc. (Carrier Services), reported revenues of $1.4 million, a 59.0 percent decrease compared to $3.4 million for the first-quarter of 2002.

        Adjusted consolidated EBITDA (excluding non-cash items) from continuing operations was $33.8 million in the first-quarter 2003, a 2.9 percent decrease from $34.9 million for the same period in 2002. This year over year decrease is attributed to a decline in revenues at the company's Carrier Services subsidiary and a 5.4 percent increase in cash operating expenses. Adjusted RLEC EBITDA (excluding non-cash items) was $33.6 million, a 1.9 percent decrease from $34.3 million for the same period in 2002. Carrier Services reported EBITDA of $0.2 million in the first quarter of 2003, a decrease of $0.3 million from last year.

        FairPoint reported consolidated net income after taxes of $1.3 million in the first-quarter of 2003 compared to $5.5 million for the same period in 2002. This year over year change was attributed to reasons explained in the previous paragraph.

Divestiture in South Dakota and RLEC Acquisition in Maine

        Today, FairPoint announced the signing of a definitive stock purchase agreement to sell the stock of FairPoint's three RLECs and cable television operations in South Dakota to Golden West Telephone Properties, Inc. for approximately $24.0 million. These RLEC    properties serve over 4,100 access lines in six exchanges in central and southeastern South Dakota and are adjacent to Golden West's current operations. Pending regulatory approvals, this transaction is expected to close by Sept. 30, 2003.

        On April 21, FairPoint and Community Service Communications, Inc. announced the signing of a definitive asset purchase agreement for FairPoint to acquire substantially all of the assets and operations of Community Service Telephone Co. ("CST") and Commtel Communications, Inc. ("CCI") for approximately $31.2 million. CST, located in Winthrop, Maine, is an RLEC providing voice and data communication services to more than 12,600 access lines in 16 towns near Augusta and Lewiston. Pending regulatory approvals, FairPoint expects the transaction to be concluded by Dec. 31, 2003. Upon acquiring CST, FairPoint will serve over 64,000 access lines within Maine.

        "These transactions are important to our future growth and consistent with our objectives to acquire strategically located companies and rationalize our footprint," said Gene Johnson, FairPoint's Chief Executive Officer. "Community Service Telephone's service area is located adjacent to several of our FairPoint exchanges. FairPoint and CST will be able to enhance their product offerings, marketing, customer service and other areas of their operations, all of which are consistent with our mission and strategic imperatives."

        "To FairPoint, because the South Dakota properties were isolated from our other properties, it became increasingly difficult to realize additional operating efficiencies," Johnson said. "To Golden West, these properties are adjacent to its operations and offer numerous operational synergies. The sale of the South Dakota properties helps fund the CST acquisition and enhances both our operational efficiencies and shareholder value."

About FairPoint

        FairPoint Communications, Inc. is one of the leading providers of telecommunications services to rural communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 29 rural local exchange companies located in 18 states. FairPoint serves customers with approximately 243,000 access lines and offers an array of services including local voice, long distance, data and Internet.

Forward Looking Statement

        The statements in this news release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in previous FairPoint Communications, Inc., filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, growth and expansion risks, the availability of equipment, materials, inventories and programming, product acceptance, and the ability to construct, expand and upgrade its services and facilities. FairPoint does not undertake to update any forward-looking statements in this news release or with respect to matters described herein.

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Attachments

FairPoint Communications, Inc.

Consolidated and Rural Local Exchange Financial Information

For the Three Months Ended March 31, 2003 and 2002

($ million)	Three-Months Ended 3/31/03		Three-Months Ended 3/31/02
Consolidated Results from Continuing Operations:
Revenues	$57,112		$58,425
Operating expenses	38,402		38,110

Income from operations	18,710		20,315
Other expense	(17,278	)(1)(2)(3)(4)	(14,603	)(5)

Income from continuing operations before income taxes	1,432		5,712
Income taxes	(137)		(211)
Minority Interest in income of subsidiaries	(1)		—

Net income (loss)	$1,294		$5,501

Adjusted Consolidated EBITDA	$33,803		$34,835
Free Cash Flow	9,441		10,548
Other information:
Gross property, plant and equipment	$635,915		$611,953
Capital expenditures	3,542		4,036
Interest expense (excluding amortization)	19,758		18,679
Rural Local Exchange Operations:
Revenues	$55,722		$55,004
Operating expenses	37,210		35,253

Income from operations	18,512		19,751
Other income (expense)	(17,330	)(3)(4)(6)	(14,597	)(5)

Earnings (Loss) before income taxes	1,182		5,154
Income taxes	(47)		(211)
Minority Interest in income of subsidiaries	(1)		—

Net income (loss)	$1,134		$4,943

Adjusted RLEC EBITDA	$33,635		$34,274
Free Cash Flow	9,943		9,987
Other information:
Gross property, plant and equipment	$635,834		$611,878
Capital expenditures	3,536		4,036
Interest expense (excluding amortization)	19,184		18,679

Footnotes:

(1)
Includes $0.6 million interest expense on Carrier Services long term debt for the three months ended March 31, 2003.

(2)
Includes $3.5 million gain on extinguishment of debt for the three months ended March 31, 2003.

(3)
Includes $5.0 million write off of loan origination costs for the three months ended March 31, 2003.

(4)
Includes FASB 133 expense reduction of $2.1 million for the three months ended March 31, 2003.

(5)
Includes FASB 133 expense reduction of $1.9 million for the three months ended March 31, 2002.

(6)
Includes $2.8 million gain on extinguishment of debt for the three months ended March 31, 2003.

FairPoint Communications, Inc.

Sequential Financial Information for the Quarters ending March 31, 3002, December 31, September 30, June 30 and March 31, 2002

($ million)	Three-Months Ended 3/31/03	Three-Months Ended 12/31/02	Three-Months Ended 09/30/02	Three-Months Ended 06/30/02	Three-Months Ended 03/31/02
Consolidated Results:
Revenues:
Local calling services	$13,890	$13,893	$14,087	$13,847	$13,469
USF—high cost loop support	5,054	6,314	6,012	5,276	4,999
Interstate access revenue	15,967	19,205	16,693	16,352	15,705
Intrastate access revenue	11,034	11,147	11,225	10,918	11,398
Long distance services	3,890	3,811	4,079	3,574	5,806
Data and internet services	2,815	2,553	2,421	2,410	2,215
Other services	4,462	4,664	4,551	4,403	4,833

Total revenues	57,112	61,587	59,068	56,780	58,425
Operating expenses	38,402	44,442	38,323	39,381	38,110

Income from operations	18,710	17,145	20,745	17,399	20,315
Other income (expense)	(17,278)	(20,794)	(21,469)	(24,479)	(14,603)

Earnings (loss) from continuing operations before income taxes	1,432	(3,649)	(724)	(7,080)	5,712
Income (loss) from discontinued operations	—	(534)	1,726	18,308	—
Income taxes	(137)	(94)	(69)	(144)	(211)
Minority interest in income of subsidiaries	(1)	(1)	—	(1)	—

Net income (loss)	$1,294	$(4,278)	$933	$11,083	$5,501

Adjusted Consolidated EBITDA	$33,803	$33,505	$34,487	$31,080	$34,835
Free Cash Flow	9,441	(6,644)	3,950	4,488	10,548
Other information:
Gross property, plant and equipment	$635,915	$635,575	$624,732	$616,298	$611,953
Capital expenditures	3,542	19,780	9,722	5,916	4,036
Interest expense (exluding amortization)	19,758	18,905	19,392	19,155	18,679
($ million)	Three-Months Ended 03/31/02	Three-Months Ended 12/31/02	Three-Months Ended 09/30/02	Three-Months Ended 06/30/02	Three-Months Ended 03/31/03
Rural Local Exchange Operations:
Revenues:
Local calling services	$13,892	$13,895	$14,089	$13,851	$13,474
USF—high cost loop support	5,054	6,314	6,012	5,276	4,999
Interstate access revenue	15,967	19,205	16,693	16,352	15,705
Intrastate access revenue	11,034	11,147	11,225	10,918	11,398
Long distance services	2,489	2,401	2,682	2,500	2,379
Data and internet services	2,815	2,553	2,421	2,410	2,215
Other services	4,471	4,666	4,552	4,376	4,834

Total revenues	55,722	60,181	57,674	55,683	55,004
Operating expenses	37,210	43,420	37,159	38,343	35,253

Income from operations	18,512	16,761	20,515	17,340	19,751
Other income (expense)	(17,330)	(19,464)	(19,064)	(18,534)	(14,597)

Earnings (loss) before income taxes	1,182	(2,703)	1,451	(1,194)	5,154
Income taxes	(47)	(94)	(69)	(144)	(211)
Minority inerest in income of subsidiaries	(1)	(1)	0	(1)	0

Net income (loss)	$1,134	$(2,798)	$1,382	$(1,339)	$4,943

Adjusted RLEC EBITDA	$33,635	$33,126	$34,261	$31,024	$34,274
Free Cash Flow	9,943	(6,437)	4,303	4,749	9,987
Other information:
Gross property, plant and equipment	$635,834	$635,500	$624,657	$616,223	$611,878
Capital expenditures	3,536	19,780	9,722	5,916	4,036
Interest expense (excluding amortization)	19,184	18,319	18,813	18,838	18,679
Access Lines	242,891	242,703	245,075	245,996	245,051

FairPoint Communications, Inc.

EBITDA
RECONCILIATION

For the Three Months Ended March 31, 2003 and 2002

	Three-Months Ended 03/31/03	Three-Months Ended 03/31/02
Net cash provided by operating activities of continuing operations	$17,034	$24,977
Adjustments:
Depreciation and amortization	(12,258)	(11,784)
Other non-cash items	2,084	3,733
Changes in assets and liabilities arising from continuing operations, net of acquisitions	(5,566)	(11,425)

Income from continuing operations	1,294	5,501
Adjustments:
Interest expense	20,704	19,410
Provision for income taxes	137	211
Depreciation and amortization	12,258	11,784

EBITDA	34,393	36,906
Adjustments:
Stock-based compensation, net of forfeitures	—	(197)
FASB 133	(2,093)	(1,874)
Gain on extinguishment of debt	(3,464)	—
Write off loan origination costs	4,967	—

Adjusted Consolidated EBITDA	33,803	34,835
Carrier Services EBITDA	(168)	(561)
Adjusted RLEC EBITDA	$33,635	$34,274

        "EBITDA" means net income (loss) from continuing operations before interest expense, income taxes, and depreciation and amortization. We believe EBITDA is useful to investors because EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. We believe EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies. EBITDA is also used in covenants in credit facilities and high yield debt indentures to measure a borrower's ability to incur debt and for other purposes, and may be the preferred measure for these purposes. Covenants in our credit facility and in the indentures for our senior subordinated notes and the senior notes that limit our ability to incur debt are based upon EBITDA. While providing useful information, EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with generally accepted accounting princples. Adjusted EBITDA is EBITDA as adjusted for the items noted in the above reconciliation.

FairPoint Communications, Inc.

Sequential QTR/QTR Free Cash Flow

	Three-Months Ended 03/31/03	Three-Months Ended 12/31/02	Three-Months Ended 09/30/02	Three-Months Ended 06/30/02	Three-Months Ended 03/31/02
Consolidated Results:
Adjusted Consolidated EBITDA	$33,803	$33,505	$34,487	$31,080	$34,835
Less:
Scheduled principal payments	925	1,370	1,354	1,377	1,361
Interest Expense (excluding amortization)	19,758	18,905	19,392	19,155	18,679
Capital expenditures	3,542	19,780	9,722	5,916	4,036
Income taxes	137	94	69	144	211

Consolidated Free Cash Flow	$9,441	$(6,644)	$3,950	$4,488	$10,548

Rural Local Exchange Operations:
Adjusted RLEC EBITDA	$33,635	$33,126	$34,261	$31,024	$34,274
Less:
Scheduled principal payments	925	1,370	1,354	1,377	1,361
Interest Expense (excluding amortization)	19,184	18,319	18,813	18,838	18,679
Capital expenditures	3,536	19,780	9,722	5,916	4,036
Income taxes	47	94	69	144	211

Rural Local Exchange Free Cash Flow	$9,943	$(6,437)	$4,303	$4,749	$9,987

Financial Statements

FairPoint Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2003	December 31, 2002
	(unaudited)
	(Dollars in thousands)
Assets
Current assets:
Cash	$11,665	5,572
Accounts receivable	24,618	25,454
Other	6,752	5,554
Assets of discontinued operations	833	806

Total current assets	43,868	37,386

Property, plant, and equipment, net	268,271	276,717

Other assets:
Investments	43,966	44,022
Goodwill, net of accumulated amortization	454,306	454,306
Deferred charges and other assets	24,715	16,822

Total other assets	522,987	515,150

Total assets	$835,126	829,253

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$12,679	21,011
Current portion of long-term debt and other long-term liabilities	8,805	6,240
Demand notes payable	422	427
Accrued interest payable	21,890	10,501
Other accrued liabilities	21,795	21,500
Liabilities of discontinued operations	3,923	5,065

Total current liabilities	69,514	64,744

Long-term liabilities:
Long-term debt, net of current portion	807,731	798,486
Liabilities of discontinued operations	5,433	5,265
Deferred credits and other long-term liabilities	12,504	13,449

Total long-term liabilities	825,668	817,200

Minority interest	17	16

Common stock subject to put options	2,136	3,136

Redeemable preferred stock	83,447	90,307

Stockholders' deficit:
Common stock	499	499
Additional paid-in capital	202,252	206,942
Accumulated other comprehensive loss	(147)	(1,132)
Accumulated deficit	(348,260)	(352,459)

Total stockholders' deficit	(145,656)	(146,150)

Total liabilities and stockholders' deficit	$835,126	829,253

FairPoint Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
	2003	2002
	(Dollars in thousands)
Revenues	$57,112	58,425

Operating expenses:
Operating expenses, excluding depreciation and amortization and stock-based compensation	26,144	26,523
Depreciation and amortization	12,258	11,784
Stock-based compensation	—	(197)

Total operating expenses	38,402	38,110

Income from operations	18,710	20,315

Other income (expense):
Net gain on sale of investments and other assets	5	355
Interest and dividend income	459	613
Interest expense	(20,704)	(19,410)
Equity in net earnings of investees	2,371	1,951
Other nonoperating, net	591	1,888

Total other expense	(17,278)	(14,603)

Income from continuing operations before income taxes	1,432	5,712
Income tax expense	(137)	(211)
Minority interest in income of subsidiaries	(1)	—

Income from continuing operations	1,294	5,501
Discontinued operations	—	—

Net income	1,294	5,501
Redeemable preferred stock dividends and accretion	(4,690)	—
Gain on repurchase of redeemable preferred stock	2,905

Net income (loss) attributed to common shareholders	$(491)	5,501

FairPoint Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2003	2002
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$1,294	5,501

Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Amortization of debt issue costs	946	730
Depreciation and amortization	12,258	11,784
Gain on early retirement of debt	(3,466)	—
Write-off of debt issue costs	4,967	—
Other non cash items	(4,531)	(4,463)
Changes in assets and liabilities arising from operations:
Accounts receivable and other current assets	266	1,745
Accounts payable and accrued expenses	5,879	9,631
Income taxes	(184)	—
Other assets/liabilities	(395)	49

Total adjustments	15,740	19,476

Net cash provided by operating activities of continuing operations	17,034	24,977

Cash flows from investing activities of continuing operations:
Net capital additions	(3,466)	(4,014)
Distributions from investments	2,435	2,862
Other, net	(356)	(134)

Net cash used in investing activities of continuing operations	(1,387)	(1,286)

Cash flows from financing activities of continuing operations:
Loan origination costs	(14,003)	(42)
Proceeds from issuance of long-term debt	274,680	11,630
Repayments of long-term debt	(259,586)	(30,987)
Repurchase of preferred and common stock	(9,645)	(1,001)

Net cash used in financing activities of continuing operations	(8,554)	(20,400)

Net cash contributed from continuing operations to discontinued operations	(1,000)	(57)

Net increase in cash	6,093	3,234
Cash, beginning of period	5,572	3,063

Cash, end of period	$11,665	6,297

Supplemental disclosures of noncash financing activities:
Redeemable preferred stock dividends paid in kind	$4,309	—

Gain on repurchase of redeemable preferred stock	$2,905	—

Accretion of redeemable preferred stock	$381	—

Long-term debt issued in connection with Carrier Services'
Tranche B interest payment	$431	—

QuickLinks

  Exhibit 99.1
FAIRPOINT ANNOUNCES FIRST QUARTER OPERATING RESULTS AND DIVESTITURE OF SOUTH DAKOTA RURAL LOCAL EXCHANGE COMPANIES
FairPoint Communications, Inc. Consolidated and Rural Local Exchange Financial Information For the Three Months Ended March 31, 2003 and 2002
FairPoint Communications, Inc. Sequential Financial Information for the Quarters ending March 31, 3002, December 31, September 30, June 30 and March 31, 2002
FairPoint Communications, Inc. EBITDA RECONCILIATION For the Three Months Ended March 31, 2003 and 2002
FairPoint Communications, Inc. Sequential QTR/QTR Free Cash Flow
Financial Statements FairPoint Communications, Inc. and Subsidiaries Condensed Consolidated Balance Sheets
FairPoint Communications, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited)
FairPoint Communications, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited)